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                                                                    EXHIBIT 23.1








                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement of EPL Technologies, Inc. on Form S-8 of our report dated April 18, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph related to the material uncertainty concerning the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-K/A of EPL Technologies, Inc. for the year ended December 31, 1999.

Deloitte & Touche LLP
Philadelphia, Pennsylvania
November 16, 2000